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Exhibit 99.1

NEWS RELEASE

Alliance Imaging, Inc.
Kenneth S. Ord
Executive Vice President
Chief Financial Officer
(714) 688-7100
 www.allianceimaging.com

ALLIANCE IMAGING
REPORTS RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2003

ANAHEIM, CA—May 5, 2003-Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of outsourced diagnostic imaging services, announced financial results for the first quarter ended March 31, 2003.

Revenues increased 4.1% to $102.7 million for the first quarter ended March 31, 2003 from revenues of $98.7 million for the same quarter in 2002, an increase of $4.0 million.

Alliance's earnings before interest, taxes, depreciation, and amortization, adjusted for severance and related costs and non-cash stock-based compensation ("Adjusted EBITDA"), decreased 3.7% to $41.9 million for the first quarter of 2003 from $43.6 million for the corresponding quarter of 2002, a decrease of $1.7 million. Severance and related costs, which were recorded in the first quarter of 2003 and excluded from Adjusted EBITDA, was $0.2 million in the first quarter of 2003. Non-cash stock-based compensation expenses, which were also excluded from Adjusted EBITDA, totaled $0.4 million and $0.5 million in the first quarters of 2003 and 2002, respectively.

Earnings per share on a diluted basis (excluding severance costs in the first quarter of 2003 and non-cash stock-based compensation expenses in both the first quarter of 2003 and 2002) were $0.15 per share for the first quarter of 2003 compared to $0.16 per share for the first quarter of 2002.

Alliance's net income was $6.9 million in the first quarter of 2003 compared to $7.9 million in the same quarter of 2002, a decrease of $1.0 million, or 12.5%. Earnings per share on a diluted basis were $0.14 per share for the first quarter of 2003 compared to $0.16 per share for the first quarter of 2002.

Paul S. Viviano, President and Chief Executive Officer stated, "We are pleased to report year-over-year revenue growth despite the extremely harsh weather we experienced in many parts of the Eastern half of the country in the first quarter. This harsher than normal weather caused scan volumes to decline, and as our cost structure is relatively fixed in nature, we saw a decline in our Adjusted EBITDA margins. In the first quarter of 2003, our positron emission tomography modality continues to grow nicely, increasing in excess of 130% over the first quarter of last year. We are focusing on initiatives to expand our presence in the physician group, freestanding imaging center, and PET markets, and are continuing to review our infrastructure needs. We believe in the long-term growth of the diagnostic imaging industry and believe that Alliance is well-positioned to take advantage of this growth."

        Investors and all others are invited to listen to a conference call discussing first quarter results. The conference call is scheduled for Tuesday, May 6, 2003 at 1:00 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at www.allianceimaging.com. Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 689-9529 (United States) or (706) 645-0319 (International). Interested parties should call at least ten minutes prior to the conference call to register. A replay of the call can be accessed until Friday, June 6, 2003 by visiting the Company's website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The replay passcode is 84280.

        Alliance Imaging, Inc. is a leading national provider of outsourced diagnostic imaging services. Alliance provides imaging and therapeutic services, primarily to hospitals and other healthcare providers on a mobile, shared-service basis. The Company had 455 diagnostic imaging systems, including 358 MRI systems, and 1,334 clients in 43 states at March 31, 2003.

        This press release contains forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company's Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

# # #

ALLIANCE IMAGING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2002	2003
Revenues	$98,734	$102,735
Costs and expenses:
Operating expenses, excluding depreciation	44,094	49,278
Selling, general and administrative expenses	11,064	11,509
Severance and related costs	—	210
Non-cash stock-based compensation	532	418
Depreciation expense	16,794	17,885
Amortization expense, primarily goodwill	558	676
Interest expense, net	12,252	11,092
Other income	—	(94)

Total costs and expenses	85,294	90,974

Income before income taxes	13,440	11,761
Provision for income taxes	5,578	4,881

Net income	$7,862	$6,880

Earnings per common share:
Basic	$0.17	$0.14

Diluted (see table on following page)	$0.16	$0.14

Weighted average number of shares of common stock and common stock equivalents:
Basic	47,523	47,732
Diluted	49,943	48,570
Adjusted EBITDA (see table on following page)	$43,576	$41,948

ALLIANCE IMAGING, INC.
EBITDA AND ADJUSTED EBITDA
(in thousands)

        EBITDA represents earnings before interest expense, net, other income, income taxes, depreciation and amortization expense. Adjusted EBITDA represents EBITDA adjusted for non-cash stock-based compensation and severance and related costs. EBITDA and Adjusted EBITDA are not presentations made in accordance with accounting principles generally accepted in the United States of America. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of profitability or liquidity. EBITDA and Adjusted EBITDA are included to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements and because certain covenants in our debt service instruments are based on similar measures. While EBITDA and Adjusted EBITDA are used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Quarter Ended March 31,
	2002	2003
Net income	$7,862	$6,880
Depreciation expense	16,794	17,885
Amortization expense	558	676
Interest expense, net	12,252	11,092
Other income	—	(94)
Provision for income taxes	5,578	4,881

EBITDA	43,044	41,320
Severance and related costs	—	210
Non-cash stock-based compensation expense	532	418

Adjusted EBITDA	$43,576	$41,948

Revenue	$98,734	$102,735

EBITDA margin	43.6%	40.2%
Adjusted EBITDA margin	44.1%	40.8%

ALLIANCE IMAGING, INC.
EARNINGS PER SHARE—DILUTED
(in thousands, except per share amounts)

        Earnings per share—diluted represents net income divided by the weighted average number of common stock and common stock equivalents outstanding during the quarter. Earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses represent the add back of the above noted items, net of tax, divided by the weighted average number of common stock and common stock equivalents outstanding during the quarter. Earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses is not a presentation made in accordance with accounting principles generally accepted in the United States of America. Earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses should not be considered in isolation or as a substitute for earnings per share—diluted, net income, and other income statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability. Earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses is included to provide additional information with respect to a measure that certain investment analysts use as a benchmark for our operating performance and because certain covenants in our debt service instruments are based on similar measures. While earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses is used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculations of earnings per share—diluted and earnings per share—diluted, excluding severance and related costs and non-cash stock-based compensation expenses are shown below:

	Quarter Ended March 31,
	2002	2003
Net income, as reported	$7,862	$6,880
Add severance and related costs	—	210
Less income tax effect of severance and related costs	—	(87)
Add non-cash stock-based compensation expenses	532	418
Less income tax effect of non-cash stock based compensation expenses	(221)	(173)

	311	368

Income excluding severance and related costs and non-cash stock-based compensation expenses	$8,173	$7,248

Earnings per share — diluted
As reported	$0.16	$0.14

Excluding severance and related costs and non-cash stock-based compensation expenses	$0.16	$0.15

Weighted average number of shares of common stock and common stock equivalents — diluted	49,943	48,570

ALLIANCE IMAGING, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	December 31, 2002	March 31, 2003
Cash and cash equivalents	$31,413	$17,377
Accounts receivable, net	49,830	51,751
Total current assets	99,502	87,169
Equipment, net	358,607	368,951
Total assets	683,058	686,446
Total current liabilities	55,923	57,126
Long-term debt, including current maturities	608,862	599,384
Stockholders' deficit	(42,309)	(34,731)

ALLIANCE IMAGING, INC.
SELECTED STATISTICAL INFORMATION

	First Quarter Ended March 31,
	2002	2003
MRI scan-based
Average number of scan-based systems	303.8	309.0
Scans per system per day	9.69	9.46
Total number of MRI scans	215,400	207,600
Price per scan	$369.0	$365.7
PET
Number of owned systems at quarter end	18	32
Total number of systems (including unconsolidated joint ventures) at quarter end	21	34
Revenue breakdown (in millions)
Total scan-based MRI revenue	$79.5	$75.9
PET revenue	5.2	11.9
Non-scan based MRI and other modalities	14.0	14.9

Total revenues	$98.7	$102.7

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NEWS RELEASE
ALLIANCE IMAGING REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2003
ALLIANCE IMAGING, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (in thousands, except per share amounts)
ALLIANCE IMAGING, INC. EBITDA AND ADJUSTED EBITDA (in thousands)
ALLIANCE IMAGING, INC. EARNINGS PER SHARE—DILUTED (in thousands, except per share amounts)
ALLIANCE IMAGING, INC. SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (in thousands)
ALLIANCE IMAGING, INC. SELECTED STATISTICAL INFORMATION